Exhibit 99.1

Immunomedics Comments on Baseless venBio Lawsuit

venBio’s Lawsuit Underscores its Blatantly Self-Serving Agenda and Willingness to Potentially Destroy Stockholder Value for the Sake of Control

February 14, 2017 16:47 ET | Source: Immunomedics

MORRIS PLAINS, N.J., Feb. 14, 2017 (GLOBE NEWSWIRE) -- Immunomedics, Inc. (NASDAQ:IMMU) (“Immunomedics”) today issued the following statement in response to the baseless, selfish and shameful lawsuit filed on February 13, 2017 by venBio Select Advisor LLC ("venBio"), an activist investor attempting to take effective control of Immunomedics:

We believe venBio’s allegations are completely without merit and are merely an attempt to obstruct the well-constructed and received and stockholder value-creating transaction with Seattle Genetics announced on February 10, 2017 to advance its own blatantly self-serving agenda. This lawsuit also appears to be a desperately self-interested act designed to prop up venBio’s attempt to take control of Immunomedics, possibly at the clear expense of other stockholders. Despite venBio’s assertions, all seven of Immunomedics’ incumbent directors continue to stand for election at the Company’s 2016 Annual Meeting of Stockholders and stockholders continue to have a choice in the future composition of the Immunomedics Board of Directors. Immunomedics intends to vigorously defend itself on behalf of its stockholders and will take all other actions it deems necessary to protect the rights of stockholders.

Immunomedics was exquisitely transparent in its efforts to achieve a near-term value maximizing transaction. The process was overseen by an entirely independent Transaction Committee, and the Company consistently made numerous public statements that the Board, together with its outside strategic and financial advisor, Greenhill & Co., had a robust strategic process well underway. As early as December, many weeks in advance of the Seattle Genetics transaction announcement, Immunomedics also offered multiple settlement proposals that would have provided venBio with meaningful direct oversight of the process through the appointment of two or more venBio nominees to the Board and by appointing two venBio representatives to the four member Transaction Committee as well as additional stockholder friendly proposals. venBio rejected these proposals because they did not give them the unfettered right to block a transaction.

As previously stated, the Immunomedics Board of Directors believes that before voting at the Company’s 2016 Annual Meeting of Stockholders, it is important that the modified “go-shop” period has been completed and that stockholders have the opportunity to carefully consider the significant value created by this transformative transaction with Seattle Genetics or any other resulting transaction. In addition, the Board believes that it is particularly important for stockholders to consider the full details of the transaction with Seattle Genetics because they will be asked to vote on a proposal to increase the authorized share capital of the Company. If approved by stockholders, the increase in authorized shares would enable Immunomedics to issue and sell approximately 8.6 million shares of common stock to Seattle Genetics as contemplated under the warrant, and is part of this transaction.

The Immunomedics Board executed upon precisely what it promised to all stockholders, producing a transaction valued at nearly five times the Company's pre-transaction market cap plus double-digit tiered royalties with the ideal ADC-focused strategic partner. It is also important to consider that, in addition to the compelling financial rationale, the decision to partner with Seattle Genetics considered many other criteria including, among other things, the experience of the candidate company in the field of antibody-drug conjugates, scientific and clinical reputation, whether and what potentially competing products would affect the development of IMMU-132 in all potential indications, and how Seattle Genetics would interact with the clinical team at Immunomedics, since a number of clinical studies are and will remain ongoing at Immunomedics during the transition. Seattle Genetics ranked the highest when all of these aspects came into consideration. Immunomedics has built a clinical research organization for IMMU-132 that includes some of the most prominent universities and cancer centers in the nation, and will continue under this transaction to examine the prospects of IMMU-132 to treat patients with other advanced cancers, including some of the major cancer killers. This collaboration was possible with Seattle Genetics, thus enabling both parties to work together to bring IMMU-132 to cancer patients expeditiously and in the many cancer types that may benefit from this unique agent.

Immunomedics is committed to delivering to stockholders the significant value created by the agreement with Seattle Genetics, which is expected to close in first quarter of 2017, and is confident that this value creating objective is in the best interests of all stockholders and cancer patients around the world.

Greenhill & Co., LLC, is serving as financial advisor to Immunomedics. DLA Piper LLP (US) and Vinson & Elkins L.L.P. are serving as legal advisors.

About Immunomedics

Immunomedics (the “Company”) is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer, autoimmune disorders and other serious diseases. Immunomedics’ advanced proprietary technologies allow the Company to create humanized antibodies that can be used either alone in unlabeled or “naked” form, or conjugated with radioactive isotopes, chemotherapeutics, cytokines or toxins. Using these technologies, Immunomedics has built a pipeline of eight clinical-stage product candidates. Immunomedics’ portfolio of investigational products includes antibody-drug conjugates (ADCs) that are designed to deliver a specific payload of a chemotherapeutic directly to the tumor while reducing overall toxic effects that are usually found with conventional administration of these chemotherapeutic agents. Immunomedics’ most advanced ADCs are sacituzumab govitecan (IMMU-132) and labetuzumab govitecan (IMMU-130), which are in Phase 2 trials for a number of solid tumors and metastatic colorectal cancer, respectively. IMMU-132 has received Breakthrough Therapy Designation from the FDA for the treatment of patients with triple-negative breast cancer who have failed at least two prior therapies for metastatic disease. Immunomedics has a research collaboration with Bayer to study epratuzumab as a thorium-227-labeled antibody. Immunomedics has other ongoing collaborations in oncology with independent cancer study groups. The IntreALL Inter-European study group is conducting a large, randomized Phase 3 trial combining epratuzumab with chemotherapy in children with relapsed acute lymphoblastic leukemia at clinical sites in Australia, Europe, and Israel. Immunomedics also has a number of other product candidates that target solid tumors and hematologic malignancies, as well as other diseases, in various stages of clinical and preclinical development. These include combination therapies involving its antibody-drug conjugates, bispecific antibodies targeting cancers and infectious diseases as T-cell redirecting immunotherapies, as well as bispecific antibodies for next-generation cancer and autoimmune disease therapies, created using its patented DOCK-AND-LOCK® protein conjugation technology. The Company believes that its portfolio of intellectual property, which includes approximately 306 active patents in the United States and more than 400 foreign patents, protects its product candidates and technologies. For additional information on the Company, please visit its website at www.immunomedics.com. The information on its website does not, however, form a part of this press release.

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Important Additional Information

Immunomedics, Inc. (the “Company”), its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC.  Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.immunomedics.com, by writing to Immunomedics, Inc. at 300 The American Road, Morris Plains, New Jersey 07950, or by calling the Company’s proxy solicitor, MacKenzie Partners, Inc. at (212) 929-5500, or by calling Dr. Chau Cheng, Senior Director, Investor Relations & Corporate Secretary, (973) 605-8200, extension 123.

Forward-Looking Statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments under the license and development agreement with Seattle Genetics), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng

Senior Director, Investor Relations & Corporate Secretary

(973) 605-8200, extension 123

ccheng@immunomedics.com

Media

Dan Katcher / Ed Trissel / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Dan Burch/Bob Marese

MacKenzie Partners, Inc.

dburch@mackenziepartners.com / bmarese@mackenziepartners.com

(212) 929-5500

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